                                                                  Exhibit (2)(a)

                           ARTICLES OF INCORPORATION

                                       OF

                    THE MORGAN STANLEY HIGH YIELD FUND, INC.


THE UNDERSIGNED, Doris Crawford, whose post office address is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202, being at least eighteen years of age, does hereby act as an incorporator, under and by virtue of the general laws of the State of Maryland authorizing the formation of corporations and with the intention of forming a corporation.

The name of the corporation (hereinafter called the "Corporation") is The Morgan Stanley High Yield Fund, Inc.

FIRST:    The Corporation was formed for the following purposes:

        (1) To act as a closed-end investment company of the management type registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940.

        (2) To hold, invest and reinvest its assets in securities and other investments or to hold all or part of its assets in cash.

        (3) To issue and sell shares of its capital stock in such amounts and on such terms and conditions and for such purposes and for such amount or kind of consideration as may now or hereafter be permitted by law.

        (4) To enter into management, supervisory, advisory, administrative, underwriting and other contracts and otherwise do business with other corporations, and subsidiaries or affiliates thereof, or any other firm or organization, notwithstanding that the Board of Directors of the Corporation may be composed in part of officers, directors or employees of such corporation, firm or organization and, in the

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absence of fraud, the Corporation and such corporation, firm or organization may deal freely with each other and neither such management, supervisory, advisory, administrative or underwriting contract nor any other contract or transaction between the Corporation and such corporation, firm or organization shall be invalidated or in any way affected thereby.

        (5) To do any and all additional acts and exercise any and all additional powers or rights as may be necessary, incidental, appropriate or desirable for the accomplishment of all or any of the foregoing purposes.

The Corporation shall be authorized to exercise and generally to enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force.

SECOND:   The post office address of the place at which the principal office of the Corporation in the State of Maryland is located is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

The name of the Corporation's resident agent is the Corporation Trust Incorporated, and its post office address is 32 South Street, Baltimore, Maryland 21202. Said resident agent is a corporation of the State of Maryland.

THIRD: Section 1. The total number of shares of capital stock that the Corporation has authority to issue is 100,000,000 shares of capital stock of the par value of $0.01 each, having an aggregate par value of $1,000,000 all of which 100,000,000 shares are initially classified as "Common Stock."

        Section 2. (1) Without the assent or vote of the stockholders, the Board of Directors shall have the authority by resolution to classify and reclassify any authorized but unissued shares of capital stock from time to time by setting or changing in any one or more respects the preferences,

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conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the capital stock.

        (2) The foregoing powers of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of the Charter, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing, or altering one or more of the following:

             (a) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this subparagraph;

             (b) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

             (c) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights;

             (d) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provisions for adjustment of the conversation or exchange rate in such events or at such times and the Board of Directors shall determine;

             (e) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof;

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             (f)  The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock;

             (g) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any action of the Corporation, including action under this subparagraph, and, if so, the terms and conditions thereof; and

             (h) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Charter of the Corporation.

        (3) For the purposes hereof and of any articles supplementary to the Charter providing for the classification or reclassification of any shares of capital stock or of any other charter document of the Corporation - (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:

             (a) prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

             (b) on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

             (c) junior to another class or series either as to dividends or upon liquidation, if the rights of the holders or such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

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        (4)  The provision of Section 2 of this Article Fourth may not be amended, altered or repealed except by vote of three-fourths of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon.

        Section 3. The presence in person or by proxy of the holders of record of a majority of the aggregate number of shares of capital stock issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of any business at all meetings of the stockholders except as otherwise provided by law or in these Articles of Incorporation.

        Section 4. Notwithstanding any provisions of the General Laws of the State of Maryland requiring action to be taken or authorized by the affirmative vote of the holders of a designated proportion greater than a majority of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon, such action shall, except as otherwise provided in these Articles of Incorporation, be valid and effective if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares of capital stock of the Corporation outstanding and entitled to vote thereupon.

        Section 5. No holder of shares of capital stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any part of any new or additional issue of stock of any class, or of rights or options to purchase any stock, or of securities convertible into, or carrying rights or options to purchase, stock of any class, whether now or hereafter authorized or whether issued for money, for a consideration other than money or by way of a dividend or otherwise, and all such rights are hereby waived by each holder of capital stock and of any other class of stock or securities which may hereafter be created.

        Section 6. All persons who shall acquire capital stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation.

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        Section 7.  (1) Except as otherwise provided in subsection 2 of this
Section 7 of this Article Fourth, the affirmative vote of at least three-fourths of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon shall be necessary to authorize any of the following actions:

                (a) the conversion of the Corporation to an "open-end company" or any amendment to these Articles of Incorporation to make the Corporation's common stock a "redeemable security" (as such terms are defined in the Investment Company Act of
                     1940);

                (b) the merger or consolidation of the Corporation with or into any other company (including, without limitation, a partnership, corporation, joint venture, business trust, common law trust or any other business organization) or share exchange in which the Corporation is not the successor corporation;

                (c) the dissolution or liquidation of the Corporation notwithstanding any other provision in these Articles of Incorporation;

                (d) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions; of all or substantially all of the assets of the Corporation other than in the ordinary course of the Corporation's business;

                (e) a change in the nature of the business of the Corporation so that it would cease to be an investment company registered under the Investment Company Act of 1940; or

                (f) the issuance or transfer by the Corporation (in one transaction or a series of transactions) of any securities of the Corporation to any other person in exchange for cash, securities or other property having any aggregate fair market value of $1,000,000 or more excluding (i) sales of any securities of the Corporation in connection with a public offering thereof, (ii) issuances of any securities of the Corporation pursuant to a dividend reinvestment plan adopted by the Corporation or pursuant to a stock dividend and (iii) issuances of any securities of the Corporation upon the exercise of any stock subscription rights distributed by the Corporation.

        (2) If the Board of Directors approves, by a vote of at least seventy percent of the entire Board of Directors, any action listed in subsection (1) of this Section 7 of this Article Fourth other than the action described in clause
(1) (f), the affirmative vote of only a majority of the share of capital stock of the Corporation outstanding and entitled to vote thereupon shall be necessary to authorize such action. If the Board of Directors approves, by a vote of a least seventy percent of the entire Board of Directors, an

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action described in clause (1) (f) of this Section 7 of this Article Fourth, no shareholder vote shall be required to authorize such action.

        (3) The provisions of the Section 7 of this Article Fourth may not be amended, altered or repealed except by the approval of at least three-fourths of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon.

FOURTH:   The initial number of directors of the Corporation is three (3), and the names of the directors who shall act as such until the first annual meeting or until their successor or successors are duly elected and qualify are Warren
J. Olsen, Harold J. Schaaff, Jr. and Joseph P. Stadler. The By-Laws of the Corporation may fix the number of directors at a number other than three and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of directors within a limit specified in the By-Laws, provided that in no case shall the number of directors be less than the number prescribed by law, and to fill the vacancies created by any such increase in the number of directors. Unless otherwise provided by the By-Laws of the Corporation, the directors of the Corporation need not be stockholders.

The By-Laws of the Corporation may divide the Directors of the Corporation into classes and proscribe the tenure of office of the several classes; but no class shall be elected for a period shorter than that from the time of the election of such class until the next annual meeting and thereafter for a period shorter than the interval between annual meetings or for a longer period than five years, and the term of office of at least one class shall expire each year.

A director may be removed only with cause, and any such removal may be made only by the stockholders of the Corporation.

The provisions of this Article Fifth may not be amended, altered or repealed except by a vote of three-fourths of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon.

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FIFTH: Section 1.  All corporate powers and authority of the Corporation (except as at the time otherwise provided by statute, by these Articles of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

        Section 2. The Board of Directors shall have the sole power to adopt, alter or repeal the By-Laws of the Corporation except to the extent that the By-Laws otherwise provide. The provisions of this Section 2 of this Article Sixth may not be amended, altered or repealed except by vote of three-fourths of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon.

        Section 3. The Board of Directors shall have the power from time to time to determine whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger) or any of them shall be open to the inspection of stockholders: and no stockholder shall have any right to inspect any account, book or document of the Corporation except to the extent permitted by statute or the By-Laws.

        Section 4. The Board of Directors shall have the power to determine, as provided herein, or if a provision is not made herein, in accordance with generally accepted accounted principles, what constitutes net income, total assets and the net asset value of the shares of capital stock of the Corporation.

        Section 5. The Board of Directors shall have the power to distribute dividends from the funds legally available therefor in such amounts, if any, and in such manner to the stockholders of record as of a date, as the Board of Directors may determine.

        Section 6. Without the assent or vote of the stockholders, the Board of Directors shall have the power to authorize the issuance from time to time of shares of the capital stock of any class of the Corporation, whether now or hereafter authorized, and securities convertible into shares of capital

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stock of the Corporation of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable.

        Section 7. Without the assent or vote of the stockholders, the Board of Directors shall have the power to authorize and issue obligations of the Corporation, secured or unsecured, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the real or personal property of the Corporation.

        Section 8. The provision of Section 6 and 7 of this Article Sixth may not be amended, altered or repealed except by vote of three-fourths of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon.

SIXTH:    Section 1.  To the fullest extent permitted by the Maryland General
Corporation Law, subject to the requirements of the Investment Company Act of 1940, as amended, no director or officer of the Corporation shall be personally liable to the Corporation or its security holders for money damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which such liability is asserted. No amendment of these Articles of Incorporation or repeal of any provision hereof shall limit or eliminate the benefits provided to directors and officers under this provision in connection with any act or omission that occurred prior to such amendment or repeal.

        Section 2. The Corporation shall indemnify, to the fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended, any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation or serves or served at the request of the Corporation any other enterprises as a director or officer. To the fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be

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amended, expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this
Section 2 of this Article Seventh shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. No amendment of this Section 2 of this Article Seventh shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.
For purposes of this Section 2 of this Article Seventh, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation. The provisions of this Section 2 of this Article Seventh shall be in addition to the other provisions of this Article Seventh.

        Section 3. Nothing in this Article Seventh protects or purports to protect any director or officer against any liability to the Corporation or its security holders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

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        Section 4. Each section or portion thereof of this Article Seventh shall be deemed severable from the remainder, and the invalidity of any such section or portion shall not affect the validity of the remainder of this Article.

SEVENTH:  The duration of the Corporation shall be perpetual.

EIGHTH: From time to time, any of the provisions of these Articles of Incorporation may be amended, altered or repealed (including any amendment that changes the terms of any of the outstanding stock by classification, reclassification or otherwise), and other provisions that may, under the statutes of the State of Maryland at the time in force, be lawfully contained in articles of incorporation may be added or inserted, upon the vote of the holders of a majority of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon. If these Articles of Incorporation specifically so provide, however, any such amendment, alteration, repeal, addition or insertion may be affected only upon the vote of three-fourths of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon. The provision of the prior sentence may not be amended, altered or repealed except by vote of three-fourths of the shares of capital stock of the corporation outstanding and entitled to vote thereupon. All rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are subject to the provisions of this Article Ninth.

     IN WITNESS WHEREOF, I have executed these Articles of Incorporation acknowledging the same to be my act, on September 23, 1993.

                                           /s/Doris Crawford
                                          ----------------------
                                              Incorporator


Witness:


         /s/Billie Swoboda
       -----------------------

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                    THE MORGAN STANLEY HIGH YIELD FUND, INC.

                     ARTICLES OF AMENDMENT AND RESTATEMENT

     THE MORGAN STANLEY HIGH YIELD FUND, INC., a Maryland corporation (the "Corporation"), DOES HEREBY CERTIFY:

     1. The name of the Corporation is THE MORGAN STANLEY HIGH YIELD FUND, INC. The Corporation desires to amend and restate its Charter as currently in effect. The original Articles of Incorporation were filed with the Maryland State Department of Assessments and Taxation on September 23, 1993.

     2. Pursuant to Section 2-609 of the Maryland General corporation Law, these Articles of Amendment and Restatement restate and integrate and further amend the provisions of the Articles of Incorporation of the Corporation.

     3. The text of the Charter of the Corporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                    THE MORGAN STANLEY HIGH YIELD FUND, INC.

THE UNDERSIGNED, Doris Crawford, whose post office address is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202, being at least eighteen years of age, does hereby act as an incorporator, under and by virtue of the general laws of the State of Maryland authorizing the formation of corporations and with the intention of forming a corporation.

FIRST: The name of the corporation (hereinafter called the "Corporation") is The Morgan Stanley High Yield Fund, Inc.

SECOND:     The Corporation was formed for the following purposes:

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          (1) To act as a closed-end investment company of the management type registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940.

          (2) To hold, invest and reinvest its assets in securities and other investments or to hold all or part of its assets in cash.

          (3) To issue and sell shares of its capital stock in such amounts and on such terms and conditions and for such purposes and for such amount or kind of consideration as may now or hereafter be permitted by law.

          (4) To enter into management, supervisory, advisory, administrative, underwriting and other contracts and otherwise do business with other corporations, and subsidiaries or affiliates thereof, or any other firm or organization, notwithstanding that the Board of Directors of the Corporation may be composed in part of officers, directors or employees of such corporation, firm or organization and, in the absence of fraud, the Corporation and such corporation, firm or organization may deal freely with each other and neither such management, supervisory, advisory, administrative or underwriting contract nor any other contract or transaction between the Corporation and such corporation, firm or organization shall be invalidated or in any way affected thereby.

          (5) To do any and all additional acts and exercise any and all additional powers or rights as may be necessary, incidental, appropriate or desirable for the accomplishment of all or any of the foregoing purposes.

          The Corporation shall be authorized to exercise and generally to enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force.

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THIRD:  The post office address of the place at which the principal office of the Corporation in the State of Maryland is located is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

          The name of the Corporation's resident agent is The Corporation Trust Incorporated, and its post office address is 32 South Street, Baltimore, Maryland 21202. Said resident agent is a corporation of the State of Maryland.

FOURTH: Section 1. (1) The total number of shares of capital stock that the Corporation has authority to issue is 100,000,000 shares of capital stock of the par value of $0.01 each, having an aggregate par value of $1,000,000, all of which 100,000,000 shares are initially classified as "Common Stock."

          (2) The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the
Corporation:

          (a) Each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any class of stock hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock.

          (b) Subject to the provisions of law and any preferences of any class of stock hereafter classified or reclassified, dividends, including dividends payable in shares of another class of the Corporation's stock, may be paid on the Common Stock of the Corporation at such time and in such amounts as the Board of Directors may deem advisable.

          (c) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled, together with the holders of any other class of stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution

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          or winding up of the Corporation, to share ratably in the remaining net assets of the Corporation.

          Section 2. (1) Without the assent or vote of the stockholders, the Board of Directors shall have the authority by resolution to classify and reclassify any authorized but unissued shares of capital stock from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the capital stock.

          (2) The foregoing powers of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of the Charter, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing, or altering one or more of the following:

          (a) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this subparagraph;

          (b) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating;

          (c) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights;

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          (d) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provisions for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine;

          (e) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof;

          (f) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock;

          (g) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this subparagraph, and, if so, the terms and conditions thereof; and

          (h) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Charter of the Corporation.

          (3) For the purposes hereof and of any articles supplementary to the Charter providing for the classification or reclassification of any shares of capital stock or of any other charter document of the Corporation - (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:

          (a) prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

          (b) on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

          (c) junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

          (4) The provisions of Section 2 of this Article Fourth may not be amended, altered or repealed except by vote of three-fourths of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon.

          Section 3. The presence in person or by proxy of the holders of record of a majority of the aggregate number of shares of capital stock issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of any business at all meetings of the stockholders except as otherwise provided by law or in these Articles of Incorporation.

          Section 4. Notwithstanding any provision of the General Laws of the State of Maryland requiring action to be taken or authorized by the affirmative vote of the holders of a designated proportion greater than a majority of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon, such action shall, except as otherwise provided in these Articles of Incorporation, be valid and effective if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares of capital stock of the Corporation outstanding and entitled to vote thereupon voting together as a single class.

          Section 5. No holder of shares of capital stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any part of any new or additional issue of stock of any class, or of rights or options to purchase any stock, or of securities convertible into, or carrying rights or options to purchase, stock of any class, whether now or hereafter authorized or whether issued for money, for a consideration other than money or by way of a dividend or otherwise, and all such rights are hereby waived by each holder of capital stock and of any other class of stock or securities which may hereafter be created.

          Section 6. All persons who shall acquire capital stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation.

          Section 7.  (1)  Except as otherwise provided in subsection 2 of this
Section 7 of this Article Fourth, the affirmative vote of at least three-fourths of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon voting together as a single class shall be necessary to authorize any of the following actions:

          (a) the conversion of the Corporation to an "open-end company" or any amendment to these Articles of Incorporation to make the Corporation's common stock a "redeemable security" (as such terms are defined in the Investment Company Act of 1940);

          (b) the merger or consolidation of the Corporation with or into any other company (including, without limitation, a partnership, corporation, joint venture, business trust, common law trust or any other business organization) or share exchange in which the Corporation is not the successor corporation;

          (c) the dissolution or liquidation of the Corporation notwithstanding any other provision in these Articles of Incorporation;

          (d) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Corporation other than in the ordinary course of the Corporation's business;

          (e) a change in the nature of the business of the Corporation so that it would cease to be an investment company registered under the Investment Company Act of 1940; or

          (f) the issuance or transfer by the Corporation (in one transaction or a series of transactions) of any securities of the Corporation to any other person in exchange for cash, securities or other property having an aggregate fair market value of $1,000,000 or more excluding (i) sales of any securities of the Corporation in connection with a public offering thereof, (ii) issuances of any securities of the Corporation pursuant to a dividend reinvestment plan adopted by the Corporation or pursuant to a stock dividend and (iii) issuances of any securities of the Corporation upon the exercise of any stock subscription rights distributed by the Corporation.

          (2) If the Board of Directors approves, by a vote of at least seventy percent of the entire Board of Directors, any action listed in subsection (1) of this Section 7 of this Article Fourth other than the action described in clause
(1) (f), the affirmative vote of only a majority of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon voting together as a single class shall be necessary to authorize such action. If the Board of Directors approves, by a vote of at least seventy percent of the entire Board of Directors, an action described in clause (1) (f) of this Section 7 of this Article Fourth, no shareholder vote shall be required to authorize such action.

          (3) The provisions of this Section 7 of this Article Fourth may not be amended, altered or repealed except by the approval of at least three-fourths of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon voting together as a single class.

FIFTH: The initial number of directors of the Corporation is three (3), and the names of the directors who shall act as such until the first annual meeting or until their successor or successors are duly elected and qualify are Warren J. Olsen, Harold J. Schaaff, Jr. and Joseph P. Stadler. The By-Laws of the Corporation may fix the number of directors at a number other than three and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of directors within a limit specified in the By-Laws, provided that in no case shall the number of directors be less than the number prescribed by law, and to fill the vacancies created by any such increase in the number of directors. Unless otherwise provided by the By-Laws of the Corporation, the directors of the Corporation need not be stockholders.

          The By-Laws of the Corporation may divide the Directors of the Corporation into classes and proscribe the tenure of office of the several classes; but no class shall be elected for a period shorter than that from the time of the election of such class until the next annual meeting and thereafter for a period shorter than the interval between annual meetings or for a longer period than five years, and the term of office of at least one class shall expire each year.

          A director may be removed only with cause, and any such removal may be made only by the stockholders of the Corporation.

          The provisions of this Article Fifth may not be amended, altered or repealed except by a vote of three-fourths of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon voting together as a single class.

SIXTH: Section 1. All corporate powers and authority of the Corporation (except as at the time otherwise provided by statute, by these Articles of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

          Section 2. The Board of Directors shall have the sole power to adopt, alter or repeal the By-Laws of the Corporation except to the extent that the By-Laws otherwise provide. The provisions of this Section 2 of this Article Sixth may not be amended, altered or repealed except by vote of three-fourths of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon voting together as a single class.

          Section 3. The Board of Directors shall have the power from time to time to determine whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger) or any of them shall be open to the inspection of stockholders; and no stockholder shall have any right to inspect any account, book or document of the Corporation except to the extent permitted by statute or the By-Laws.

          Section 4. The Board of Directors shall have the power to determine, as provided herein, or if a provision is not made herein, in accordance with generally accepted accounting principles, what constitutes net income, total assets and the net asset value of the shares of capital stock of the Corporation.

          Section 5. The Board of Directors shall have the power to distribute dividends from the funds legally available therefor in such amounts, if any, and in such manner to the stockholders of record as of a date, as the Board of Directors may determine.

          Section 6. Without the assent or vote of the stockholders, the Board of Directors shall have the power to authorize the issuance from time to time of shares of the capital stock of any class of the Corporation, whether now or hereafter authorized, and securities convertible into shares of capital stock of the Corporation of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable.

          Section 7. Without the assent or vote of the stockholders, the Board of Directors shall have the power to authorize and issue obligations of the Corporation, secured or unsecured, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the real or personal property of the Corporation.

          Section 8. The provisions of Sections 6 and 7 of this Article Sixth may not be amended, altered or repealed except by vote of three-fourths of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon voting together as a single class.

SEVENTH: Section 1. To the fullest extent permitted by Maryland statutory or decisional law, subject to the requirements of the Investment Company Act of 1940, as amended, no director or officer of the Corporation shall be personally liable to the Corporation or its security holders for money damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which such liability is asserted. No amendment of these Articles of Incorporation or repeal of any provision hereof shall limit or eliminate the benefits provided to directors and officers under this provision in connection with any act or omission that occurred prior to such amendment or repeal.

          Section 2. The Corporation shall indemnify, to the fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended, any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation or serves or served at the request of the Corporation any other enterprises as a director or officer. To the fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended, expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this Section 2 of this Article Seventh shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. No amendment of this Section 2 of this Article Seventh shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this Section 2 of this

Article Seventh, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation. The provisions of this Section 2 of this Article Seventh shall be in addition to the other provisions of this Article Seventh.

          Section 3. Nothing in this Article Seventh protects or purports to protect any director or officer against any liability to the Corporation or its security holders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

          Section 4. Each section or portion thereof of this Article Seventh shall be deemed severable from the remainder, and the invalidity of any such section or portion shall not affect the validity of the remainder of this Article.

EIGHTH:  The duration of the Corporation shall be perpetual.

NINTH: From time to time, any of the provisions of these Articles of Incorporation may be amended, altered or repealed (including any amendment that changes the contract rights of any of the outstanding stock), and other provisions that may, under the statutes of the State of

Maryland at the time in force, be lawfully contained in articles of incorporation may be added or inserted, upon the vote of the holders of a majority of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon voting together as a single class. If these Articles of Incorporation specifically so provide, however, any such amendment, alteration, repeal, addition or insertion may be affected only upon the vote of three-fourths of the shares of capital stock of the Corporation outstanding and entitled to vote thereupon voting together as a single class. The provisions of the prior sentence may not be amended, altered or repealed except by vote of three-fourths of the shares of capital stock of the corporation outstanding and entitled to vote thereupon voting together as a single class. All rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are subject to the provisions of this Article Ninth.

          IN WITNESS WHEREOF, I have executed these Articles of Incorporation acknowledging the same to be my act, on September 23, 1993.

                                                /s/ Doris Crawford
                                             ---------------------
                                                   Incorporator

Witness:

 /s/ Billie Swoboda
--------------------


     4. The amendment to and restatement of the Charter of the Corporation as hereinabove set forth has been duly approved by the Board of Directors and no stock entitled to be voted on the matter was outstanding or subscribed for at the time of approval.

     5. The current address of the principal office of the Corporation in the State of Maryland is as set forth in Article Third of the foregoing amendment
and restatement of the Charter.   The name and address of the Corporation's
current resident agent is as set forth in Article Third of the foregoing amendment and restatement of the Charter. The number of directors of the Corporation and the names of those currently in office are as set forth in Article Fifth of the foregoing amendment and restatement of the Charter.

     6. (a) The foregoing amendment and restatement of the Charter does not increase the authorized capital stock of the Corporation.

           (b) A description of each class of capital stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption are set forth in the foregoing amendment and restatement of the Charter.

     7. These Articles of Amendment and Restatement shall be effective on the date of acceptance for record by the Maryland State Department of Assessments and Taxation.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its Vice President and attested to by its Secretary on this 28th day of October, 1993.

                                        THE MORGAN STANLEY HIGH YIELD FUND, INC.



                                            By /s/ Harold J. Schaaff, Jr. (SEAL)
                                         --------------------------------------
                                         Harold J. Schaaff, Jr., Vice President
ATTEST:


/s/ Valerie Y. Lewis
----------------------------------
Valerie Y. Lewis, Secretary



          THE UNDERSIGNED, Vice President of THE MORGAN STANLEY HIGH YIELD FUND, INC., who executed on behalf of the Corporation the foregoing Articles of Amendment and Restatement of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment and Restatement to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                      /s/ Harold J. Schaaff, Jr.
                                               ---------------------------------
                                                      Harold J. Schaaff, Jr

                    THE MORGAN STANLEY HIGH YIELD FUND, INC.

                             ARTICLES OF AMENDMENT


     The Morgan Stanley High Yield Fund, Inc., a Maryland corporation (the "Corporation"), having its principal office c/o Morgan Stanley Dean Witter Investment Management Inc., 1221 Avenue of the Americas, New York, New York 10020, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Articles of Incorporation of the Corporation is hereby amended so that Article First will now read as follows:

          FIRST: The name of the corporation is Morgan Stanley Dean Witter High Yield Fund, Inc. (the "Corporation").

     SECOND: the foregoing amendment was advised by the board of directors of the Fund and approved by the stockholders of the Fund.

     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Acting
Secretary on    June 22   , 1999.
             -------------


WITNESS                         THE MORGAN STANLEY
                                HIGH YIELD FUND, INC.

/s/ Stefanie V. Chang           /s/ Michael F. Klein
---------------------           ---------------------
Name: Stefanie V. Chang         Name: Michael F. Klein
Title: Acting Secretary         Title: President

     THE UNDERSIGNED, the President of The Morgan Stanley High Yield Fund, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                      /s/ Michael F. Klein
                                     ------------------------
                                      Name:  Michael F. Klein
                                      Title:  President

                MORGAN STANLEY DEAN WITTER HIGH YIELD FUND, INC.

                           CERTIFICATE OF CORRECTION


     Morgan Stanley Dean Witter High Yield Fund, Inc., a Maryland corporation (the "Corporation"), having its principal office c/o Morgan Stanley Dean Witter Investment Management Inc., 1221 Avenue of the Americas, New York, New York 10020, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Articles of Amendment of the Corporation was filed on June 23, 1999 and was signed by Michael F. Klein and Stefanie V. Chang.

     SECOND: The Articles of Amendment presently states that the Articles of Amendment was signed and witnessed on June 22, 1999. The correct date on which the Articles of Amendment was signed and witnessed is June 21, 1999. The Articles of Amendment should be changed accordingly in order to reflect this correct date of June 21, 1999.

     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on July 7, 1999.


WITNESS                       MORGAN STANLEY DEAN WITTER
                              HIGH YIELD FUND, INC.

/s/ Mary E. Mullin            /s/ Michael F. Klein
--------------------          ------------------------
Name: Mary E. Mullin          Name: Michael F. Klein
Title: Secretary              Title: President

     THE UNDERSIGNED, the President of Morgan Stanley Dean Witter High Yield Fund, Inc., who executed on behalf of the Corporation the foregoing Certificate of Correction of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Certificate of Correction to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                              /s/ Michael F. Klein
                              -----------------------
                              Name: Michael F. Klein
                              Title:  President